UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BLACKROCK TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-1

Please Vote Today

BlackRock

BlackRock TCP Capital Corp. (TCPC)

Why am I receiving this letter?

You have received this letter because you were a valued stockholder of BlackRock TCP Capital Corp. ("TCPC") on the record date and **TCPC has not yet received your vote.**

How does the Board recommend that I vote?

The Board of Directors of TCPC (the "Board") recommends a vote **"FOR"** the election of all six Director nominees to the Board.

How can I stop receiving these letters?

Vote your shares today and you will not receive additional reminder notices from TCPC regarding its 2026 Annual Meeting of Stockholders.

Voting is simple

Vote online

By scanning the QR code or using the website provided on your enclosed voting instruction form

Vote by phone

By calling the number on your enclosed voting instruction form or using the ProxyVote app

Vote by mail

By completing and returning your enclosed voting instruction form in the postage paid envelope provided

If you have any questions about the proposal to be voted upon, please feel free to contact TCPC's proxy solicitor, Georgeson LLC, toll free at 1-855-372-7798.

The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission's website at www.sec.gov, by visiting WWW.PROXY-DIRECT.COM/BLK-35030 or by calling Georgeson, TCPC's proxy solicitor, toll free at 1-855-372-7798.

BlackRock

TCPC_RL1_0526